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EXHIBIT 23.2

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into the Company's previously filed Registration Statement File No.'s 333-67085, 333-79269, 333-36680, 333-47026, 333-53332, 333-48698 and 333-69036.

/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
November 20, 2001

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  EXHIBIT 23.2